Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	February 7, 2018

Jacobs Engineering Group Inc. Reports Earnings for the First Quarter of Fiscal 2018

DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the first fiscal quarter ended December 29, 2017.

Highlights:

•	Q1 2018 net earnings of $2.2 M, or $0.02 per share impacted by one-time tax charge and CH2M acquisition
•	Q1 2018 adjusted net earnings of $97.0 M, or $0.77 per share up 13% year over year
•	Q1 2018 year over year organic revenue growth, double-digit organic growth in professional services
•	Continued strong gross margin performance of 18% up 130 bps year over year
•	Backlog of $26.2 B at end of 1Q 2018; Jacobs only backlog up $1.4 B year over year
•	Closed CH2M acquisition, cost synergies ramping while targeting incremental revenue opportunities
•	Strong balance sheet financial flexibility with $1.5 B of net debt post CH2M close

Commenting on the results for the first quarter of fiscal 2018, Steve Demetriou, Jacobs Chairman and CEO said, “Our first quarter results further demonstrated progress against our strategy to allocate our resources toward both higher growth and higher margin opportunities. We are seeing continued momentum in our Aerospace & Technology and Buildings & Infrastructure businesses as well as improving trends in our more cyclical Energy and Mining & Minerals businesses. Furthermore, we are off to a solid start capturing the planned CH2M cost synergies and positioning our combined company for incremental revenue opportunities by offering more comprehensive solutions to our clients. Most importantly, Jacobs’ enhanced deep domain knowledge coupled with our digital expertise strengthens our ability to deliver innovative solutions for a more connected, sustainable world.”

Kevin Berryman, Jacobs CFO, added, “The first quarter results displayed our continued focus on profitable growth as we maintained solid margins. While the CH2M acquisition did not materially impact our first quarter results, we are pleased with the performance of CH2M and excited about the combined company’s growth and profitability profile. We are increasing our fiscal 2018 adjusted EPS outlook including the approximately 9-months contribution from the CH2M acquisition to $3.85-$4.25 from $3.55-$3.95. The increase in our outlook is driven by the benefits of the recent change in the U.S. federal tax law.”

First Quarter Review

	Fiscal 1Q 2018	Fiscal 1Q 2017	Change
Revenue	$2.8 billion	$2.6 billion	+$200 million
GAAP Net Earnings	$2 million	$61 million	($59 million)
GAAP Earnings Per Diluted Share	$0.02	$0.50	($0.48)
Adjusted Net Earnings	$97 million	$83 million	+$14 million
Adjusted Earnings Per Diluted Share (EPS)	$0.77	$0.68	+$0.09

Included in the first quarter GAAP earnings is the impact of a lower annualized tax rate resulting from the Tax Cuts and Jobs Act, a lump sum pension settlement and the financial results of CH2M during the two week period from the December 15, 2017 closing date to December 29, 2017.

The company’s adjusted net earnings and adjusted EPS for the first quarter of fiscal 2018 and fiscal 2017 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-U.S. GAAP Financial Measures” at the end of this release.

	Fiscal 1Q 2018	Fiscal 1Q 2017
After-tax restructuring and other charges related to the 2015 restructuring activities	NA	$23 million ($0.18 per diluted share)
After-tax costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition	$15 million ($0.11 per diluted share)	NA
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition	$51 million ($0.41 per diluted share)	NA
One-time charge resulting from revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform	$29 million ($0.23 per diluted share)	NA
Adjusted Earnings (EPS)	$97 million ($0.77 per diluted share)	$83 million ($0.68 per diluted share)

Fiscal first quarter 2018 earnings reflect an effective tax rate of 24.6% and a one-time non-cash tax charge to reflect the impact of the revaluation of certain deferred tax assets/liabilities due to the recent change in U.S. federal tax law.

Jacobs is hosting a conference call at 10:00 A.M. ET on Wednesday, February 7, 2018, which it is webcasting live on the internet at www.jacobs.com.

About Jacobs Engineering Group

Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With $15 billion in fiscal 2017 revenue when combined with full year CH2M revenues and a talent force of more than 74,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-

management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same.  Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 29, 2017, and in particular the discussions contained under Item 1 -  Business; Item 1A - Risk Factors; Item 3 -  Legal Proceedings; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended December 29, 2017, and in particular the discussions contained under Part I, Item 2 -  Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 – Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission.  The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	Three Months Ended
	December 29, 2017	December 30, 2016
Revenues	$2,750,311	$2,551,604
Direct cost of contracts	(2,263,131)	(2,132,292)
Gross Profit	487,180	419,312
Selling, general and administrative expenses	(439,536)	(330,684)
Operating Profit	47,644	88,628
Other Income (Expense):
Interest income	3,834	1,486
Interest expense	(7,092)	(3,518)
Miscellaneous expense, net	(2,470)	(716)
Total other expense, net	(5,728)	(2,748)
Earnings Before Taxes	41,916	85,880
Income Tax Expense	(39,355)	(24,727)
Net Earnings of the Group	2,561	61,153
Net Earnings Attributable to Non-controlling Interests	(398)	(617)
Net Earnings Attributable to Jacobs	$2,163	$60,536

Net Earnings Per Share*:
Basic	$0.02	$0.50
Diluted	$0.02	$0.50

*See earnings per share calculation on page 9.

Segment Information (in thousands):

	Three Months Ended
	December 29, 2017	December 30, 2016
Revenues from External Customers:
Aerospace & Technology	$721,567	$577,436
Buildings & Infrastructure	658,466	580,617
Industrial	749,321	751,738
Petroleum & Chemicals	620,957	641,813
Total	$2,750,311	$2,551,604

	Three Months Ended
	December 29, 2017	December 30, 2016
Operating Profit:
Aerospace & Technology	$65,820	$51,087
Buildings & Infrastructure	45,273	38,797
Industrial	38,113	25,129
Petroleum & Chemicals	27,557	23,652
Total Segment Operating Profit	176,763	138,665
Other Corporate Expenses	(42,129)	(18,296)
Restructuring and Other Charges	(19,349)	(31,741)
CH2M Transaction costs	(67,641)	—
Total USGAAP Operating Profit	47,644	88,628
Total Other Expense (1)	(5,728)	(2,748)
Earnings Before Taxes	$41,916	$85,880

(1)	Includes deferred financing fees related to the CH2M acquisition of $256 for the three months ended December 29, 2017.

Other Operational Information (in thousands):

	Three Months Ended
	December 29, 2017	December 30, 2016
Depreciation (pre-tax)	$24,832	$16,621
Amortization of Intangibles (pre-tax)	$14,695	$11,914
Pass-Through Costs Included in Revenues	$596,169	$672,979
Capital Expenditures	$22,450	$21,054

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Balance Sheet (in thousands):

	December 29, 2017	September 29, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,059,839	$774,151
Receivables	3,293,502	2,102,543
Prepaid expenses and other	193,614	119,486
Total current assets	4,546,955	2,996,180
Property, Equipment, and Improvements, Net	574,034	349,911
Other Noncurrent Assets:
Goodwill	5,720,875	3,009,826
Intangibles, net	921,000	332,920
Miscellaneous	928,893	692,022
Total other noncurrent assets	7,570,768	4,034,768
	$12,691,757	$7,380,859
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$5,450	$3,071
Accounts payable	947,199	683,605
Accrued liabilities	1,472,865	939,687
Billings in excess of costs	637,542	299,864
Total current liabilities	3,063,056	1,926,227
Long-term Debt	2,587,933	235,000
Other Deferred Liabilities	1,079,021	732,281
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized—1,000,000 shares; issued and outstanding—none	—	—
Common stock, $1 par value, authorized—240,000,000 shares; issued and outstanding—141,556,705 shares and 120,385,544 shares as of December 29, 2017 and September 29, 2017, respectively	141,557	120,386
Additional paid-in capital	2,628,012	1,239,782
Retained earnings	3,728,527	3,721,698
Accumulated other comprehensive loss	(628,985)	(653,514)
Total Jacobs stockholders’ equity	5,869,111	4,428,352
Non-controlling interests	92,636	58,999
Total Group stockholders’ equity	5,961,747	4,487,351
	$12,691,757	$7,380,859

Backlog (in millions):

	December 29, 2017	December 30, 2016
Aerospace & Technology	$6,323.6	$5,135.4
Buildings & Infrastructure	5,355.9	5,151.6
Industrial	2,619.6	2,493.7
Petroleum & Chemicals	5,281.4	5,368.8
CH2M	6,626.3	-
Total	$26,206.8	$18,149.4

Non-U.S. GAAP Financial Measures:

In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended.  The non-GAAP financial measures included in this press release are adjusted net earnings and adjusted EPS.

Adjusted net earnings and adjusted EPS are non-GAAP financial measures that are calculated by excluding (i) the after-tax costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) after-tax costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition, which include involuntary terminations, costs associated with co-locating Jacobs and CH2M offices, costs and expenses of the Integration Management Office, including professional services and personnel costs, and similar costs and expenses (collectively referred to as the “CH2M Restructuring and other charges”), (iii) transaction costs and other charges incurred in connection with closing of the CH2M acquisition, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the acquisition, and similar transaction costs and expenses (collectively referred to as “CH2M transaction costs”), and (iv) one-time net charges resulting from the revaluation of certain deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act. We believe that adjusted net earnings and adjusted EPS are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding the effects of the items described above, which can obscure underlying trends.  Additionally, management uses adjusted net earnings and adjusted EPS in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.

The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures.  In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.

The following tables reconcile the components and values of U.S. GAAP net earnings and EPS to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the first quarter of fiscal 2018 and 2017

	Three Months Ended
	December 29, 2017
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M transaction costs		One Time Tax Reform Impact	Adjusted
Revenue	$2,750,311	$—	$—		$—	$2,750,311
Direct cost of contracts	(2,263,131)	—	—		—	(2,263,131)
Gross profit	487,180	—	—		—	487,180
Selling, general and administrative expenses	(439,536)	19,349	67,641		—	(352,546)
Operating Profit	47,644	19,349	67,641		—	134,634
Total other (expense) income, net	(5,728)	—	256		—	(5,472)
Earnings before taxes	41,916	19,349	67,897		—	129,162
Income Tax (Expense) Benefit	(39,355)	(4,692)	(16,536	) )	28,803	(31,780)
Net earnings of the Group	2,561	14,657	51,361		28,803	97,382
Net earnings attributable to non-controlling interests	(398)	—	—		—	(398)
Net earnings attributable to Jacobs	$2,163	$14,657	$51,361		$28,803	$96,984
Diluted earnings per share	$0.02	$0.11	$0.41		$0.23	$0.77

	Three Months Ended
	December 30, 2016
	U.S. GAAP	Effects of 2015 Restructuring and other items	Adjusted
Revenue	$2,551,604	$—	$2,551,604
Direct cost of contracts	(2,132,292)	—	(2,132,292)
Gross profit	419,312	—	419,312
Selling, general and administrative expenses	(330,684)	31,741	(298,943)
Total other expense, net	(2,748)	—	(2,748)
Earnings before taxes	85,880	31,741	117,621
Income tax expense	(24,727)	(8,938)	(33,665)
Net earnings of the Group	61,153	22,803	83,956
Net earnings attributable to non-controlling interests	(617)	—	(617)
Net earnings attributable to Jacobs	$60,536	$22,803	$83,339
Diluted earnings per share	$0.50	$0.18	$0.68

Earnings Per Share:

	For the Three Months Ended
	December 29, 2017	December 30, 2016
Numerator for Basic and Diluted EPS:
Net income	$2,163	$60,536
Net income allocated to participating securities	(15)	—
Net income allocated to common stock for EPS calculation	$2,148	$60,536

Denominator for Basic and Diluted EPS:
Weighted average basic shares	124,122	119,438

Effect of dilutive securities:
Stock compensation plans	1,023	1,477
Restricted stock	886	936

Diluted shares	126,031	121,851

Shares allocated to participating securities	(886)	—
Shares used for calculating diluted EPS attributable to common stock	125,145	121,851

Basic EPS	$0.02	$0.50
Diluted EPS	$0.02	$0.50

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

214-583-8500

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